As filed with the Securities and Exchange Commission
                               on March 10, 1998.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                February 25, 1998
                                (Date of Report)

                            BALLARD MEDICAL PRODUCTS
                           (Exact name of registrant
                          as specified in its charter)

                                     1-12318
                            (Commission file number)

                                      UTAH
                 (State or other jurisdiction of incorporation
                                or organization)

                                   87-0340144
                      (I.R.S. Employer Identification No.)


                 12050 Lone Peak Parkway, Draper, Utah  84020
                             (Address and Zip Code
                         of principal executive offices)

                                 (801) 572-6800
                        (Registrant's telephone number,
                              including area code)


          ITEM 2.  ACQUISITION OF ASSETS

               Effective February 25, 1998, Ballard Medical Products ("BMP") entered into an Agreement Concerning the Exchange of Common Stock of Ballard Medical Products for all Outstanding Common Stock of Tri-Med Specialties, Inc. (the "Exchange Agreement"), pursuant to which BMP has acquired all of the outstanding capital shares (i.e., 10,000 shares Class A Common Stock) of Tri-Med Specialties, Inc. ("Tri-Med"), in exchange for 1,067,733 shares of BMP common shares (the "Ballard Shares"). Thus, immediately following the acquisition, Tri-Med became a wholly owned subsidiary of BMP.

               Tri-Med, a Kansas corporation, is a manufacturer of Helicobacter Pylori diagnostic products. Found in more than 60% of Americans aged 60 and over, H. pylori has been linked to peptic ulcer disease and may also be a causative factor in stomach cancer. The international market for this test is even greater, especially in third world countries where the incidence of H. pylori is significant.

               The principal products of Tri-Med are: (1) CLOtest, a rapid urease test for the detection of H. pylori, that can be used in conjunction with BMP s Thermal Option biopsy forceps, and (2) PYtest, a breath test for the detection of
          H. pylori. CLOtest has become the gold standard for the detection of H. pylori by a biopsy. The PYtest is a noninvasive Carbon 14 urea breath test, released by Tri-Med in May, 1997.

               Both the CLOtest and the PYtest products are inventions
          of Barry J. Marshall, M.D., who was featured on a segment of ABC s 20/20," and who received the coveted 1995 Lasker award for medical research. Dr. Marshall first established (in the 1980s) a causal link between the H. pylori bacterium and peptic ulcer disease. Both the CLOtest and PYtest products are covered by patents held by Dr. Marshall and licensed to Tri-Med.

               BMP feels this is a very exciting acquisition, which opens a whole new frontier of opportunity within the call pattern of its Interventional Division sales force, and gives BMP a greater opportunity to impact international markets.

               This transaction is being accounted for as a pooling of interests transaction. In addition, the parties intend that the transaction qualify as a tax-free reorganization under
          Section 368(a)(1)(B) of the Internal Revenue Code (1986, as amended).

               The Exchange Agreement called for the issuance of approximately $26 million in Ballard Shares, valued based upon the average closing price of BMP's stock for the fifty trading days preceding the closing date. 53,386 (representing 5%) of the Ballard Shares were issued in escrow in a certificate to Zions First National Bank (Salt Lake City, Utah), as escrow agent. The escrow will likely continue only until audited financial statements are issued for the combined companies (approximately December, 1998). The escrow secures representations and warranties made in the Exchange Agreement by the shareholders of Tri-Med.

               Certain statements herein could be characterized as forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

          ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

               (a)  Not   required   under    applicable   tests    of
          significance.

               (b)  Not   required   under    applicable   tests    of
          significance.

               (c)  Exhibits

                     Exhibit
                     Number    Description                   Location

                     99.1      Agreement Concerning the          p. 4
                               Exchange of Common Stock of
                               Ballard Medical Products
                               for all Outstanding Common
                               Stock of Tri-Med
                               Specialties, Inc.

                     99.2      Escrow Agreement Related to      p. 42
                               Shares of Ballard Medical
                               Products


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BALLARD MEDICAL PRODUCTS

          Dated:  March 6, 1998         By: Dale H. Ballard, President